Exhibit 99.1

Muscle Maker, Inc. Announces $10 Million Private Placement Priced At-The-Market

League City, Texas, April 07, 2021 (GLOBE NEWSWIRE) — Muscle Maker, Inc. (Nasdaq: GRIL) (“Muscle Maker” or the “Company”) today announced it has entered into a definitive agreement for a private placement with a single U.S. institutional investor of (i) 1,250,000 shares of common stock together with warrants (the “Common Warrants”) to purchase up to 1,250,000 shares of common stock and (ii) 2,865,227 pre-funded warrants (the “Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable for one share of common stock, together with Common Warrants to purchase up to 2,865,227 shares of common stock. Each share of common stock and accompanying Common Warrant are being sold together at a combined offering price of $2.43, and each Pre-funded Warrant and accompanying Common Warrant are being sold together at a combined offering price of $2.42. The Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.01, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants will have an exercise price of $2.43 per share, are immediately exercisable and will expire five and one-half (5.5) years from the date of issuance (collectively, the “Private Placement”).

The Private Placement is expected to close on or about April 9, 2021, subject to the satisfaction of customary closing conditions and the receipt of regulatory approvals, including the approval of the Nasdaq Capital Market.

A.G.P./Alliance Global Partners acted as the sole placement agent for the Private Placement.

“We are very pleased that we are able to take the first steps in moving forward with the Private Placement.” said Michael Roper, CEO of Muscle Maker, “This funding when closed will allow Muscle Maker to continue to execute our non-traditional location growth strategy as well as provide the ability to identify and acquire additional concepts that complement our business model like the recently announced acquisition of Superfit Foods.”

The Private Placement is being made in the United States pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (SEC). The securities to be sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and accordingly may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the Private Placement, as well as the shares of common stock issuable upon exercise of the Warrants and pre-funded warrants issued in the Private Placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities hereunder nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Muscle Maker, Inc.

Founded in 1995 in Colonia, New Jersey, Muscle Maker Grill features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements. For more information on Muscle Maker Grill, visit www.musclemakergrill.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing marketing@musclemakergrill.com

Investor Relations IR@musclemakergrill.com

Muscle Maker, Inc.